UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2024

Kodiak Gas Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41732	83-3013440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9950 Woodloch Forest Drive, Suite 1900 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip code)

(936) 539-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KGS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 9, 2024, Kodiak Gas Services, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Frontier TopCo Partnership, L.P. (the “Selling Stockholder”) and Barclays Capital Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, on behalf of themselves and as representatives of the other underwriters listed on Schedule I thereto (the “Underwriters”), relating to the offer and sale (the “Offering”) by the Selling Stockholder of 6,086,957 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), by the Selling Stockholder at a price to the public of $25.00 per share. Pursuant to the Underwriting Agreement, the Selling Stockholder granted the Underwriters a 30-day option to purchase up to an additional 913,043 shares of Common Stock to cover any overallotments (the “Option”). The Underwriters exercised the Option in full on September 10, 2024. The Company did not sell any shares of Common Stock in the Offering and did not receive any proceeds from the sale of the shares offered by the Selling Stockholder.

Pursuant to an agreement between the Company and the Selling Stockholder, the Company purchased an aggregate of 1,000,000 shares of Common Stock from the Selling Stockholder in a private transaction at a price per share equal to the public offering price (the “Share Repurchase”). The Offering, the Option and the Share Repurchase closed on September 11, 2024.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholder have agreed to indemnify the Underwriters against certain liabilities and to contribute to payments the Underwriters may be required to make in the event of any such liabilities.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the copy of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 9, 2024, among the Company, Frontier TopCo Partnership, L.P. and Barclays Capital Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, on behalf of themselves and as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kodiak Gas Services, Inc.

Date: September 11, 2024	By:	/s/ Kelly M. Battle
	Name:	Kelly M. Battle
	Title:	Executive Vice President, Chief Legal Officer, Chief Compliance Officers and Corporate Secretary